                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated October 11, 2001, accompanying the consolidated financial statements of Bioenvision, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP
----------------------
 Grant Thornton LLP


New York, New York,
July 26, 2002